Exhibit 10.2

PCSB Financial Corporation

Compensation Clawback Policy

Overview and Purpose

The Board of Directors of PCSB Financial Corporation (the “Company”) believes it to be in the best interests of the Company and its stockholders to keep current with “best practices” in compensation matters and risk management.  The Board, therefore, hereby adopts this Compensation Clawback Policy (this “Policy”) to increase incentives for senior management to take full account of risks to the Company and its stockholders in its decision-making, and to reduce such risks wherever practicable.

This Policy applies to current and former “executive officers” as defined under Section 16 of the Securities Exchange Act of 1934, as amended (“Covered Officers”).  This definition includes the Company’s president, principal financial officer, principal accounting officer, any vice-president in charge of a principal business unit, division or function, and any other person who performs policy-making functions for the Company.

The Board delegates to the Compensation Committee of the Board the authority and responsibility to administer this Policy, including the determination as to who is considered a Covered Officer subject to this Policy.

Effect of Restatement of Company Financial Statements

If the Compensation Committee determines that material noncompliance of the Company with any financial reporting requirement under the federal securities laws required the Company to prepare an accounting restatement (“Covered Misconduct”), the Compensation Committee shall, in its discretion, refer such matter and its recommendation as to an appropriate remedy to the full Board for consideration.  The Board, upon review of the Compensation Committee’s recommendations and such independent inquiry or investigation as it determines to be advisable, shall: (i) confirm that Covered Misconduct occurred; and (ii) determine such action as it deems necessary to remedy the Covered Misconduct and prevent its recurrence, including the recovery of certain compensation, as set forth in this Policy.

Compensation Subject to Recovery; Remedies

The Compensation Committee and the Board shall have full discretion in remedying Covered Misconduct under this Policy.  Among other things, to the extent permitted by applicable law, the Compensation Committee and the Board may require reimbursement of any performance-based compensation (as defined below) paid to, earned or vested by, the Covered Officer, to the extent such payments and grants were made during the three-fiscal year period preceding the date on which the Company is required to prepare an accounting restatement based on the erroneous data (the “Covered Period”), provided that the Compensation Committee or Board determine that the amount of any such performance-based compensation actually paid or awarded to the Covered Officer (the “Awarded Compensation”) would have been a lower amount had it been calculated based on such restated financial statements.

Compensation Committee and Board Discretion

The Compensation Committee and the Board shall have full discretion to decline to seek recovery under this Policy.  In exercising such discretion, the Compensation Committee and the Board may consider the following factors: (i) the likelihood of success in achieving the recovery, given the anticipated cost and management effort required; (ii) whether the assertion of a claim for recovery may prejudice the interests of the Company, including in any related proceeding or investigation; (iii) the passage of time since the Covered Misconduct or (iv) any pending legal proceeding relating to the Covered Misconduct.

Due Process Rights

Before the Compensation Committee or the Board determines to seek recovery pursuant to this Policy, the Covered Officer will be provided written notice and the opportunity to be heard at a meeting of the Compensation Committee (which may be in-person or telephonic, as determined by the Compensation Committee).

Manner of Repayment

If the Compensation Committee or Board determines to seek a recovery pursuant to this Policy, it shall make a written demand for repayment from the Covered Officer and, if the Covered Officer does not promptly tender repayment in response to such demand, and the Compensation Committee or Board determines that he or she is unlikely to do so, the Compensation Committee or Board may engage counsel and take any action it deems necessary and proper against the Covered Officer to obtain such repayment.

Performance-Based Compensation

For purposes of this policy, the term “performance-based compensation” means all bonuses and other incentive and equity compensation awarded to a Covered Officer, the amount, payment and/or vesting of which was calculated based wholly or in part on the application of objective performance measured during any part of the period covered by the restatement.

Adopted: September 20, 2017

[Company Letterhead]

PCSB Financial Corporation

Compensation Clawback Policy

Adopted by the Board of Directors:  September 20, 2017

As a condition of receiving a potential bonus or incentive compensation from PCSB Financial Corporation (the “Company”) or PCSB Bank (the “Bank”), the undersigned agrees that any such bonus or incentive compensation is subject to recovery or “clawback” pursuant to the terms of the PCSB Financial Corporation Compensation Clawback Policy attached hereto (the “Policy”). In addition, the undersigned agrees that any equity compensation awarded to the undersigned after the date of this Acknowledgement shall be subject to clawback pursuant to the Policy.  To the extent the Company’s recovery right conflicts with any other contractual rights I may have with the Company or the Bank, I understand that the terms of the Policy shall supersede any such contractual rights.  The terms of the Policy shall apply in addition to any right of recoupment against me under applicable law.

Acknowledgement:

I acknowledge that I have reviewed the Policy and I agree to abide by the provisions of the Policy.

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EmployeeDate